Exhibit 99.1

Contact:

James T. Judson

Omnicell, Inc.

Vice President of

1201 Charleston Road

Finance and Interim CFO	Mountain View, CA 94043
800-850-6664, ext. 6118
jimj@omnicell.com

For Immediate Release

Omnicell Announces Fourth Quarter and Full-Year 2005 Financial Results

MOUNTAIN VIEW, Calif. – Jan. 30, 2006 -- Omnicell, Inc. (NASDAQ: OMCL), a leading provider of patient safety solutions preferred by nurses, today announced fourth quarter and full-year 2005 results.

For the fourth quarter of 2005, net income rose to $2.2 million or $0.08 per diluted share compared to $1.4 million or $0.05 per diluted share in Q3 2005, but declined from $2.6 million or $0.10 per diluted share in the year-ago quarter. For full-year 2005, GAAP loss totaled $(2.1) million or $(0.08) per basic share compared to a net income of $10.6 million or $0.38 per diluted share in fiscal 2004. Excluding the one-time charges the company took in Q1 2005 for restructuring of $2.1 million and end-of-life inventory write-offs for Sure-Med of $1.1 million, pro forma net income totaled $1.1 million or $0.04 per diluted share.

Revenue for the fourth quarter of 2005 totaled $33.5 million, up $2.8 million or 9% from Q3 2005 revenue of $30.7 million, but down $0.7 million or 2% from year-ago Q4 revenue of $34.2 million. For full-year 2005, revenue totaled $121.5 million, down $2.4 million or 2% from fiscal 2004 revenue of $123.9 million.

Backlog grew to $69.6 million at the end of Q4 2005, up $7.5 million or 12% from Q3 2005 ending backlog of $62.1 million. During the year, the company added $22.7 million or 48% to its beginning backlog of $46.9 million.

Omnicell Chairman, President and CEO Randall A. Lipps commented, “For the third quarter in a row, I am very pleased with the success we’re having in the marketplace. Demand for our products is strong, and in head-to-head competition for large integrated delivery networks such as Catholic Healthcare West and Advocate Health Care, customers are choosing Omnicell. Our success in winning business with health-systems as well as both large and small hospitals is evidence of the breadth, flexibility and sophistication of our products and services. We’re very focused on providing a great customer experience and leveraging our singular focus on automation products to develop superior, innovative solutions for healthcare providers.”

Interim CFO James T. Judson added, “Omnicell made great strides in 2005, changing its business model to one that places a premium on the customer experience and creates a win-win situation. The company has become much more efficient as the growth in backlog has enabled us to spread our workload more evenly throughout the quarter. It’s enabling us to compete more aggressively in the marketplace and has positioned us well to resume revenue and earnings growth in 2006.”

Financial Results Conference Call Details

Management will discuss financial results for the fourth quarter of 2005 and full-year 2005 on Monday, Jan. 30, 2006 at 1:30 p.m. PT via conference call. Investors and analysts may listen to this conference call by logging on to www.omnicell.com or by dialing 800-218-0530 (domestic) or 303-262-2130 (international) approximately 10 minutes prior to the scheduled start. A replay of the call will be available from 3:30 p.m. PT on Jan. 30, 2006 through 11:59 p.m. PT on Feb. 6, 2006. Dialing 800-405-2236 (domestic) or 303-590-3000 (international) and entering the passcode 11050912# for both numbers will access the call replay. On the conference call, management will be discussing certain additional financial and statistical information. That information can be located on the “Investor Relations” page of Omnicell’s Web site at www.omnicell.com.

About Omnicell

Established in 1992, Omnicell (NASDAQ: OMCL) is a leading provider of patient safety solutions preferred by nurses. Improving patient care by enhancing operational efficiency, Omnicell solutions are used throughout the healthcare facility--in the pharmacy, nursing units, surgical services, cath lab, and all the way to the patient’s bedside. The company’s MedGuard™ line of solutions for the medication-use process includes systems for physician order management, automated pharmacy retrieval, medication packaging, medication dispensing, and nursing workflow automation with bar code medication administration. For the medical-surgical supply chain, Omnicell provides open bar code systems, cabinet-based supply management, integrated open and cabinet-based systems, and Web-based procurement. More than 1,600 healthcare facilities use Omnicell solutions to help reduce medication errors, operate more efficiently, and decrease costs--ultimately contributing to improved clinical and financial outcomes. For more information, visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission filings and include, without limitation, the continued growth and acceptance of our products and services and the continued growth of the clinical automation and workflow automation market generally, the potential of increasing competition, the ability of the company to achieve profitability in the next few quarters, grow product backlog, retain key personnel, cut expenses, develop new products and integrate acquired products or intellectual property in a timely and cost-effective manner, and improve sales productivity. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

Statement of Utility

Omnicell provides all information required in accordance with GAAP, but it believes that evaluating its ongoing operating results may be difficult if an investor is limited to reviewing only GAAP financial measures. Accordingly, Omnicell uses non-GAAP financial measures of its performance internally to evaluate its ongoing operations and to allocate resources within the organization.

Omnicell’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures used by Omnicell may not be consistent with the presentation of similar companies in Omnicell’s industry. However, Omnicell presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate its operating results in a manner that focuses on what it believes to be its ongoing business operations.

Omnicell’s management believes it is useful for itself and investors to review both GAAP information and the non-GAAP measures earnings per share to have a better understanding of the overall performance of its business and its ability to perform in subsequent periods.

Omnicell has computed the non-GAAP earnings per share impact for the first quarter of 2005 of severance costs related to a reduction in force, charges related to the end-of-life of certain older products and the costs related to two suspended acquisitions, all occurring in the first quarter of 2005. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with the reports of financial results for the second quarter of 2005 and it better enables investors to evaluate the ongoing operations and prospects of Omnicell by providing a better comparison to prior periods. Omnicell has provided a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Omnicell, Inc

Condensed Consolidated Statement of Operations

(in thousands, except for per share amounts)

(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2005	2004	Change ($)	Change (%)	2005	2004	Change ($)	Change (%)
Revenues:
Product revenues	26,604	28,482			95,292	100,856
Service and other revenues	6,877	5,687			26,226	23,083
Total revenues	33,481	34,169	(688)	-2%	121,518	123,939	(2,421)	-2%

Cost of revenues:
Cost of product revenues	12,557	13,151			44,714	43,032

Cost of service and other revenues	2,445	2,493			9,794	9,001
Total cost of revenues	15,002	15,644			54,508	52,033
Gross profit	18,479	18,525	(46)	0%	67,010	71,906	(4,896)	-7%
Operating expenses:
Research and development	2,027	2,426			9,611	9,105

Selling, general, and administrative	14,547	13,664			59,698	52,083
Restructing and facility charges	—	—			406	171
Total operating expenses	16,574	16,090	484	3%	69,715	61,359	8,356	14%

Income from operations	1,905	2,435			(2,705)	10,547
Interest and other income	303	191			707	457
Interest and other expense	(21)	(8)			(56)	(78)
Income before provision (benefit) for	2,187	2,618			(2,054)	10,926
Provision (benefit) for income taxes	(50)	(1)			20	324
Net income	2,237	2,619	(382)	-15%	(2,074)	10,602	(12,676)	-120%

Net Income (loss) per share - basic	$0.09	$0.10			(0.08)	0.43

Net Income (loss) per share - diluted	$0.08	$0.10			(0.08)	0.38

Weighted average common share outstanding:
Basic	26,249	25,305	944	4%	25,906	24,849	1,057	4.3%

Diluted	27,582	27,453	129	0%	25,906	27,720	(1,814)	-6.5%

Omnicell, Inc

Condensed Consolidated Balance Sheet
(in thousands)

	Balance	Balance
	12/31/2005	12/31/2004	$ Change	% Change
Assets:
Current Assets:
Cash and cash equivalents	29,536	19,482	10,054	52%
Short -Term investment	—	11,117	(11,117)	-100%
Accounts receivable, net	29,456	21,967	7,489	34%
Inventories	13,763	14,592	(829)	-6%
Receivables subject to a sales agreement	2,630	2,878	(248)	-9%
Other current assets	10,286	7,730	2,556	33%
Total current assets	85,671	77,766	7,905	10%
Property and equipment, net	4,727	5,660	(933)	-16%
Long-term receivables subject to a sales agreement	1,493	3,224	(1,731)	-54%
Other assets	8,817	12,841	(4,024)	-31%
Total assets	100,708	99,491	1,217	1%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	4,059	4,489	(430)	-10%
Accrued liabilities	12,664	12,918	(254)	-2%
Deferred service revenue	16,393	13,922	2,471	18%
Deferred gross profit	7,981	7,846	135	2%
Obligation resulting from sale of receivables	2,630	2,878	(248)	-9%
Total current liabilities	43,727	42,053	1,674	4%
Long-term obligation resulting from sale of receivables	1,493	3,224	(1,731)	-54%
Other long-term liabilities	250	517	(267)	-52%
Stockholders’ equity	55,238	53,697	1,541	3%
Total liabilities and stockholders’ equity	100,708	99,491	1,217	1%

Reconciliation of non-GAAP Information

Reconciliation of GAAP-based EPS
to Pro Forma EPS
for the 12 months ended December, 2005

Actual
GAAP-based EPS	$(0.08)
Reduction in Force	$(0.06)
Inventory Obsolescence Due to Discontinuation of Product	$(0.04)
Write -off of costs for suspended acquisitions	$(0.02)
Pro Forma EPS	$0.04

Reconciliation of GAAP-based Operating Expenses
to Pro Forma Operating Expenses
For the twelve months ended December 31, 2005
(unaudited)
($ in millions)

Actual
GAAP-based Operating Expenses	$69.7
Reduction in Force Cost	$(1.5)
Write-off of costs for suspended acquisitions	$(0.6)
Pro Forma Operating Expenses	$67.6

Reconciliation of GAAP-based Cost of Revenue and Gross Margin Percentage to Pro Forma Cost of Revenue and Gross Margin Percentage
for the twelve months ended December 31, 2005
(unaudited)
($ in millions)

	Actual	Gross Margin %
GAAP-based Cost of Revenue	$54.5	55.1%
Inventory Obsolescence Due to Discontinuation of Product	$(1.1)	0.9%
Pro Forma Cost of Revenue	$53.4	56.0%